UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2019
______________________
HOLOGIC, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	1-36214	04-2902449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)
(508) 263-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on March 7, 2019. Of the 267,515,965 shares outstanding and entitled to vote, 251,644,732 shares were represented at the meeting, constituting a quorum of 94.06%

All eight director nominees were elected to the Board for a one-year term.

In addition to electing directors, the stockholders:

•	provided advisory approval of the Company’s executive compensation (“say-on-pay”); and

•	ratified the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 28, 2019.

The results of the votes for each of these proposals were as follows:

Proposal 1.     Election of Directors

Nominees	For	Withhold	Broker Non-Votes
Stephen P. MacMillan	237,093,518	4,007,529	10,543,685
Sally W. Crawford	221,784,690	19,316,357	10,543,685
Charles J. Dockendorff	239,078,159	2,022,888	10,543,685
Scott T. Garrett	221,175,933	19,925,114	10,543,685
Ludwig N. Hantson	224,522,309	16,578,738	10,543,685
Namal Nawana	224,145,567	16,955,480	10,543,685
Christiana Stamoulis	240,592,669	508,378	10,543,685
Amy M. Wendell	240,787,975	313,072	10,543,685

Proposal 2.     Advisory approval of the Company’s executive compensation

For:	Against:	Abstain:	Broker Non-Votes:
158,018,788	82,762,537	319,722	10,543,685

Proposal 3.	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 28, 2019

For:	Against:	Abstain:
249,279,863	2,141,805	223,064

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2019	HOLOGIC, INC.

	By:	/s/ Patricia K. Dolan
Patricia K. Dolan
Vice President and Secretary